                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                    FORM 8-K

                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported)      August 13, 1998
                                                      --------------------



                        Allin Communications Corporation
                        --------------------------------
             (Exact Name of Registrant as Specified in its Charter)



                                    Delaware
                                    --------
                 (State of Other Jurisdiction of Incorporation)



               0-21395                            25-1795265
           ---------------                      --------------
     (Commission File Number)       (IRS Employer Identification No.)


      400 Greentree Commons, 381 Mansfield Avenue
               Pittsburgh, Pennsylvania                   15220-2751
     ----------------------------------------------    ---------------
 (Address of Principal Executive Offices)                 (Zip Code)



                                 (412) 928-8800
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

Item 2.   Acquisition or Disposition of Assets

The KCS Acquisition

     On August 13, 1998 (the "Closing Date"), Allin Communications Corporation (the "Company") acquired all of the issued and outstanding capital stock of KCS Computer Services, Inc., a Pennsylvania corporation ("KCS"), pursuant to a Stock Purchase Agreement (the "KCS Stock Purchase Agreement") among the Company and the stockholders of KCS (the "KCS Stockholders"). KCS provides information technology professional services and offers its clients a complete portfolio of consulting and custom development services for client/server and legacy systems on either a project solution or staff supplement basis. KCS' client services are generally divided into three categories: Microsoft consulting services, information technology services and bank consulting services. Following the acquisition (the "KCS Acquisition"), KCS became a wholly owned subsidiary of the Company. The Company intends to operate KCS as a sister entity to Kent Consulting Group, Inc., another wholly owned subsidiary of the Company, in the Company's Allin Consulting business unit. The following summary does not purport to be complete and is qualified in its entirety by reference to the documents discussed which are filed as exhibits to this report.

     The KCS Stock Purchase Agreement provides for the payment of up to $16.0 million by the Company to the KCS Stockholders, consisting of:

          (a) at the time of closing of the KCS Acquisition (collectively, the "Initial KCS Purchase Price"), (i) $2,443,061.28 in cash, (ii) an aggregate number of shares (the "Initial Stock Consideration") of the Company's Common Stock, par value $.01 per share (the "Common Stock") equal to the amount obtained by dividing $3,547,687 by $4.406 (which was the average of the bid and asked prices of the Company's Common Stock for the thirty-day period ending August 7, 1998 (the "Average Bid and Asked Price")), (iii) a secured promissory note in the original principal amount of $6,200,000 (the "$6.2M Note"), such note bearing interest at the rate of 5% per annum, with $3,000,000 of the principal being due and payable upon the earlier to occur of (a) the sale of a wholly-owned subsidiary of the Company or the sale of substantially all of the operating assets of such a subsidiary, and (b) December 31, 1998, and the other $3,200,000 of the principal being due and payable upon the earlier to occur of
(x) the receipt of financing from a third party lender sufficient to refinance the $3,200,000 portion of such promissory note, and (b) December 31, 1998, (iv) a second secured promissory note in the original principal amount of $2,000,000 (the "$2M Note", and together with the $6.2M Note, the "Notes"), such $2M Note bearing interest at the rate of 6% per annum and being due and payable in full on the second anniversary of the Closing Date, and (v) the post-closing payment by or on behalf of KCS of a $209,252 tax liability of KCS;

          (b) up to $1.6 million in contingent payments, consisting of (i) a maximum of $1,200,000 in cash and (ii) a maximum of $400,000 in shares of the Company's Common Stock (the "Contingent

Stock Consideration"). The amount of the contingent Earn-Out Payment (the "Earn-Out Payment") will be determined on the basis of the Adjusted Operating Profit (as defined) of KCS for the period beginning January 1, 1998 and ending December 31, 1998 (the "Earn-Out Period"). If Adjusted Operating Profit for the Earn-Out Period is at least $1,671,681, the KCS Shareholders will receive an aggregate Earn-Out Payment equal to $4.67 for each dollar by which Adjusted Operating Profit exceeds $1,671,681, with 75% of the Earn-Out Payment being made in cash and 25% of the Earn-Out Payment being made in shares of the Company's Common Stock, up to a maximum of $1.2 million in cash and $400,000 in shares of the Company's Common Stock. The number of shares of the Company's Common Stock to be issued will be determined by dividing (i) a sum equal to 25% of the Earn-Out Payment by (ii) the Average Bid and Asked Price.

     Only two KCS Shareholders, James S. Kelly, Jr. and Ronald J. Pearce, received the Initial Stock Consideration and will receive the Contingent Stock Consideration, if any. The other two KCS Shareholders received or will receive all cash. James S. Kelly, Jr. is the sole recipient of the Notes.

     If the Company does not repay the $2M Note on or before the second anniversary of the Closing Date, the $2M Note will automatically convert into the number of shares of Common Stock equal to (a) the amount obtained by dividing the then outstanding indebtedness evidenced by the $2M Note by the Average Bid and Asked Price of $4.406, or (b) at the holder's option, the amount obtained by dividing the then outstanding indebtedness evidenced by the $2M Note by the average of the bid and asked prices of the Company's Common Stock for the 30 days preceding the second anniversary of the Closing Date, subject to a $2.00 minimum per share price (the "Maturity Formula"). The interest on the $2M Note is to be paid in cash, subject to approval by any then senior lender to the Company. In the event of any default, including a payment default with respect to interest, the holder of the $2M Note has the following options: (i) to take no action, (ii) to accelerate the principal amount of the $2M Note and convert such principal amount into Common Stock in accordance with the Maturity Formula and seek payment from the Company of accrued and unpaid interest, if any, through the date of conversion or (iii) to accelerate the principal amount of the $2M Note and convert such principal amount as well as accrued and unpaid interest through the date of conversion, if any, into Common Stock in accordance with the Maturity Formula. In addition, if there is a payment default with respect to interest payments, the holder may also elect to accelerate the principal amount of the $2M Note and convert such principal amount into Common Stock in accordance with the Maturity Formula and continue to receive quarterly payments of interest until the Maturity Date as if the principal amount of the $2M Note remained outstanding. It will not be a payment default if the Company's then senior lender does not permit the payment of interest on the $2M Note. However, no indebtedness evidenced by the $2M Note will be convertible into Common Stock unless and until the holders of the Common Stock approve the issuance of the Common Stock upon such conversion.

     For purposes of the KCS Stock Purchase Agreement, the term "Adjusted Operating Profit" means:

          (a) the net profit of KCS, determined on an accrual basis in accordance with generally accepted accounting principles consistently applied, before interest income or expense, loss or gain on the sale of assets, any prior period adjustments and income taxes; plus

          (b) expenses related to the following items incurred from January 1, 1998 through the Closing Date:

              (i) salary, wage taxes, benefits and other expenses associated with the employment of James S. Kelly, Jr., not to exceed $30,500 per month;

              (ii) salaries, wage taxes and benefits associated with the elimination of the positions of administrative office manager and administrative support person which are not filled prior to December 31, 1998, not to exceed $7,200 per month; and

              (iii) professional fees for investment bankers, attorneys and outside accountants incurred by KCS prior to June 19, 1998 in connection with the anticipated sale of the KCS Stock.

     James S. Kelly, Jr. and Ronald J. Pearce will have demand registration rights (on no more than two occasions) and unlimited piggyback registration rights with respect to the shares of the Company's Common Stock issued to them as (a) the Initial Stock Consideration, and (b) Contingent Stock Consideration (if any).

     As of the Closing Date, KCS had outstanding indebtedness to a financial institution in the amount of $626,875. Such indebtedness was repaid on the Closing Date, which amount was in addition to the aggregate $14.4 million Initial KCS Purchase Price and the aggregate $1.6 million Earn-Out Payment described above.

     At the closing of the KCS Acquisition, James S. Kelly, Jr., Ronald J. Pearce, Joseph J. Kelly and Bradley C. Friedel, who are all of the KCS Shareholders, received payments in the following amounts:

                           Percentage
                           Ownership         Closing            Closing         Promissory
                             of KCS        Cash Payment      Stock Payment        Notes
                           -----------    --------------    ----------------    ----------
1.  James S. Kelly, Jr.          86.5%     $  882,079.00      $3,192,918.30     $8,200,000
                                                                (724,675
                                                                 shares)
2.  Ronald J. Pearce             10.0%     $1,064,306.10      $  354,768.70        -  0  -
                                                                 (80,520
                                                                  shares)
3.  Joseph J. Kelly               2.5%     $  354,768.70            -  0  -        -  0  -
4.  Bradley C. Friedel            1.0%     $  141,907.48            -  0  -        -  0  -
                                 ----      -------------      -------------     ----------
          Total                   100%     $2,443,061.28      $3,547,687.00     $8,200,000
                                                             (805,195 shares)

     The KCS Shareholders shall, depending on the amount of Adjusted Operating Profit for the Earn-Out Period, have the right to receive earn-out payments up to the following maximums:

                            Percentage       Maximum          Maximum
                            Ownership      Contingent       Contingent
                              of KCS       Cash Payment    Stock Payment
                            -----------    ------------    --------------
1.  James S. Kelly, Jr.           86.5%      $1,024,000         $360,000
                                                                (81,707
                                                                shares)
2.  Ronald J. Pearce              10.0%      $  120,000         $ 40,000
                                                           (9,079 shares)
3.  Joseph J. Kelly                2.5%      $   40,000          -  0  -
4.  Bradley C. Friedel             1.0%      $   16,000          -  0  -
                                  ----       ----------         --------
          Total                    100%      $1,200,000         $400,000
                                                                (90,786
                                                                shares)

     The KCS Acquisition will be treated as a business combination under the purchase method of accounting.

Additional Financing for the KCS Acquisition

     In connection with the KCS Acquisition, the Company sold 2,750 shares of a newly designated series of preferred stock, Series B Redeemable Preferred Stock (the "Series B Preferred Stock"), and related warrants (the "Warrants") to purchase shares of Common Stock, at a purchase price of $1,000 per share of Series B Preferred Stock, resulting in proceeds to the Company of $2,750,000 which were used to pay the cash portion of the Initial KCS Purchase Price. Additional funds of approximately $323,000 from cash on hand were required for the transaction. A description of the terms of the Series B Preferred Stock follows under Item 5. - Other Information. Purchasers of the Series B Preferred Stock received Warrants to purchase an aggregate of 647,059 shares of Common Stock, which is the number of shares of Common Stock equal to the product of the number of shares of Series B Preferred Stock purchased multiplied by 1,000, divided by $4.25, the closing price of the Common Stock as reported by The Nasdaq Stock Market ("Nasdaq") on the last trading day preceding the Closing Date. The per share exercise price under the Warrants will be $4.25. Payment of the exercise price may be made by delivery to the Company of shares of Series A Convertible Redeemable Preferred Stock of the Company having an aggregate liquidation value plus accrued and unpaid dividends, if any, equal to the exercise price for the number of shares to be purchased upon exercise. The Warrants will expire on the earlier to occur of (a) December 31, 1998 if the Company is required to redeem the outstanding shares of Series B Preferred Stock as of such date or (b) the fifth anniversary of the Closing Date. The Series B Preferred Stock will not be convertible into Common Stock and the Warrants will not be exercisable for shares of Common Stock unless and until the holders of outstanding Common Stock approve the issuance of the Common Stock upon such conversion or exercise.

     If the Company does issue shares of Common Stock upon conversion of the Series B Preferred Stock or upon exercise of the Warrants (collectively, the "Conversion Shares"), the holders of the Conversion Shares will have certain rights to require the Company to register the Conversion Shares for resale under the Securities Act.

     The Series B Preferred Stock and Warrants were offered and sold to certain existing stockholders of the Company. Richard Talarico, a director and executive officer of the Company, purchased 300 shares, James Roddey and William Kavan, directors of the Company, purchased 100 shares and 750 shares, respectively, and Henry Posner, Jr. and Thomas D. Wright, stockholders of the Company, purchased 1,400 and 200 shares, respectively.

     The Company intends to pursue refinancing and/or repayment of the $6.2M Note through bank financing, the sale of operating assets or a combination of the two. However, the Company does not presently have any commitment in place for bank financing or the sale of assets.

Changes in Management of the Company

     James S. Kelly, Jr., the founder and the President and Chief Executive Officer of KCS prior to its acquisition by the Company, was elected, effective as of the closing of the KCS Acquisition, as a director of the Company to serve in such capacity until the next annual meeting of stockholders of the Company. Mr. Kelly has been involved in the information technology field for 25 years. Mr. Kelly now owns 724,675 shares of Common Stock which represent approximately 12.10% of the Common Stock issued and outstanding. Mr. Kelly also received the Notes in connection with the closing of the KCS Acquisition and may receive additional shares of Common Stock if any Contingent Stock Consideration is paid.

     Ronald J. Pearce, an Executive Vice President and Chief Operating Officer of KCS prior to its acquisition by the Company, will continue as Chief Operating
Officer of KCS following the KCS Acquisition.   Mr. Pearce joined KCS in 1990.

Item 5.  Other Information.

Description of Capital Stock

     The following is a description of certain provisions of the Company's Certificate of Incorporation (the "Certificate"), Certificate of Designation (the "Series A Designation") relating to the Company's Series A Convertible Redeemable Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), the Certificate of Designation (the "Series B Designation") for the Series B Redeemable Preferred Stock (the "Series B Preferred Stock"), and By-Laws (the "By-Laws"). Such summary does not purport to be complete and is qualified in its entirety by reference to the terms of the foregoing documents.

General

     The Company is authorized to issue up to 20,000,000 shares of Common Stock, par value $0.01 per share, and 100,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). The Series A Designation provides that 40,000 shares of the authorized Preferred Stock have been designated, and may be issued as, Series A Preferred Stock. The Series B Designation provides that 5,000 shares of the authorized Preferred Stock have been designated and may be issued as Series B Preferred Stock. Following the Closing Date, there were 5,987,462 shares of Common Stock issued and outstanding, 25,000 shares of Series A Preferred Stock having a liquidation value of $100 per share issued and outstanding and 2,750 shares of Series B Preferred Stock having a liquidation value of $1,000 per share issued and outstanding.

Common Stock

     Holders of Common Stock are entitled to one vote for each share held of record on all matters to be submitted to a vote of the stockholders. The Certificate does not provide for cumulative voting for the election of directors. Subject to preferences that may be applicable to any outstanding shares of Preferred Stock, holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors of the Company out of funds legally available therefor. The holders of Common Stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to the Common Stock. All outstanding shares of Common Stock are fully paid and nonassessable. In the event of any liquidation, dissolution or winding-up of the affairs of the Company, holders of Common Stock will be entitled to share ratably in the assets of the Company remaining after payment or provision for payment of all of the Company's debts and obligations and liquidation payments to holders of outstanding shares of Preferred Stock.

Series B Convertible Redeemable Preferred Stock

     The holders of Series B Preferred Stock are entitled to receive, when and as declared by the Company's Board of Directors, cumulative quarterly dividends at the rate of six percent per annum, from and including the date of issuance to and including the date of payment in redemption (the "Redemption Date"). Such dividends, to the extent declared by the Board of Directors, will be payable quarterly in arrears on each October 31, January 31, April 30 and July 31. The holders of Series B Preferred Stock have no voting rights except as provided by the Delaware General Corporation Law (the "DGCL") and except with respect to actions which adversely affect the rights and preferences of the Series B Preferred Stock set forth in the Series B Designation. The Series B Preferred Stock is senior in right of payment and on liquidation to the Common Stock and the Series A Preferred Stock.

     Upon approval by the holders of the outstanding Common Stock, each holder of the Series B Preferred Stock will have the right to convert all or a portion of its shares of Series B Preferred Stock into Common Stock at any time prior to the redemption date. Until and including the first anniversary of the original issuance of shares of Series B Preferred Stock, each share of Series B Preferred Stock held by each holder may be converted into the number of shares of Common Stock determined by (i) dividing 1,000 by $3.6125, which is 85% of the closing price of the Common Stock as reported by Nasdaq on the date prior to the Closing Date, or (ii) if it results in a greater number of shares of Common Stock, dividing 1,000 by the greater of (A) 85% of the closing price of the Common Stock as reported by Nasdaq on the trading date prior to the date of the conversion or (B) $2.00. After the first anniversary of the original issuance of shares of Series B Preferred Stock, each share of Series B Preferred Stock held by each holder may be converted into the number of shares of Common Stock determined by (i) dividing 1,000 by $3.6125, which is 85% of the closing price of the Common Stock as reported by Nasdaq on the date prior to the Closing Date, or (ii) if it results in a greater number of shares of Common Stock, dividing 1,000 by 85% of the closing price of the Common Stock as reported by Nasdaq on the first trading date following the first anniversary of the Closing Date. Holders of the Series B Preferred Stock who exercise the foregoing conversion right shall have the right to receive any accrued, but unpaid dividends. No fractional shares of Common Stock shall be issued; instead a cash payment will be made in lieu of the issuance of any fractional shares of Common Stock. Any shares of Series B Preferred Stock which are not converted to Common Stock will remain outstanding until so converted or until redeemed.

     In the event that the holders of the outstanding Common Stock have not approved the issuance of Common Stock pursuant to the foregoing conversion rights on or before December 31, 1998, the Company shall redeem all outstanding shares of Series B Preferred Stock (subject to the legal availability of funds therefor) at $1,000 per share of Series B Preferred Stock, plus accrued and unpaid dividends, if any, on or before December 31, 1998.

     In the event that the Company consummates an Asset Sale prior to the Maturity Redemption Date (as defined), at the option of the holders of the Series B Preferred Stock, the Company is to redeem all outstanding shares of Series B Preferred Stock (subject to the legal availability of funds therefor) on or before the date which is five business days following consummation of the Asset Sale. "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a "Transfer") by the Corporation or its subsidiaries, directly or indirectly, in one or a series of related transactions, to any person other than the Corporation or any of its subsidiaries, which Transfer results in net proceeds to the Corporation and its subsidiaries in an aggregate amount sufficient to repay all then outstanding debt of the Corporation and its subsidiaries and to pay the redemption price of $1,000 per share of Series B Preferred Stock, plus accrued and unpaid dividends, if any. Unless earlier redeemed or converted into Common Stock, the outstanding shares are to be redeemed by the Company (subject to the legal availability of funds therefor) at $1,000 per share, plus accrued and unpaid dividends, if any, on or before the fifth anniversary of the Closing Date (the "Maturity Redemption Date").

     Holders of Series B Preferred Stock will have certain pro rata preemptive rights for one year to subscribe for securities proposed to be issued in connection with certain future equity financings by the Company, if any.

Series A Convertible Redeemable Preferred Stock

     The holders of Series A Preferred Stock are entitled to receive, when and as declared by the Company's Board of Directors, cumulative compounded quarterly dividends at the rate of eight percent of the liquidation value thereof per annum. The holders of Series A Preferred Stock have no voting rights except as provided by the DGCL and except with respect to actions which affect adversely the rights and preferences of the Series A Preferred

Stock set forth in the Series A Designation. The Series A Preferred Stock is senior in right of payment and on liquidation to the Common Stock.

     The Company has the right at any time prior to maturity, to redeem the outstanding shares of Series A Preferred Stock at $100 per share, plus accrued and unpaid dividends, if any. Unless earlier redeemed, the outstanding shares of Series A Preferred Stock are to be redeemed by the Company at $100 per share, plus accrued and unpaid dividends, if any, on June 30, 2006.

     As the outstanding shares of Series A Preferred Stock were not converted to Common Stock within the permitted time period, they will remain outstanding until the earlier of the time such shares are redeemed by the Company or June 30, 2006.

Undesignated Preferred Stock

     The Board of Directors of the Company is authorized, without further action of the stockholders, to issue up to 100,000 shares of Preferred Stock in one or more classes or series and to fix the designations, powers, preferences and the relative participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereon. Of such authorized shares, 40,000 shares have been designated as Series A Preferred Stock and 5,000 shares have been designated as Series B Preferred Stock. Any Preferred Stock issued by the Company may rank prior to the Common Stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of Common Stock.

     The issuance of Preferred Stock could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring or seeking to acquire, a significant portion of the outstanding Common Stock.

Certain Anti-Takeover Effects of Certificate and By-Laws Provisions

     Certain provisions of the Certificate and By-Laws summarized in the following paragraphs may be deemed to have anti-takeover effects. These provisions may have the effect of discouraging a future takeover attempt which is not approved by the Board of Directors but which individual Company stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over then-current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions also render the removal of the current Board of Directors more difficult.

     Number of Directors; Removal; Filling Vacancies. The Certificate and By-Laws provide that the number of directors will be fixed from time to time with the consent of two-thirds of the Board of Directors. Moreover, the Certificate provides that directors may only be removed with cause by the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the Company then entitled to vote at an election of directors. This provision prevents stockholders from removing any incumbent director without cause and allows two-thirds of the incumbent directors to add additional directors without approval of stockholders until the next annual meeting of stockholders at which directors are elected.

     Advance Notice of Nominations and Stockholder Proposals. The By-Laws contain a provision requiring advance notice by a stockholder of a proposal or director nomination that such stockholder desires to present at any annual or special meeting of stockholders, which would prevent a stockholder from making a proposal or a director nomination at a stockholder meeting without the Company having advance notice of the proposal or director nomination. This provision could make a change in control more difficult by providing the directors of the Company with more time to prepare an opposition to a proposed change in control.

     Vote Requirement for Calling Special Meeting. The By-Laws also contain a provision requiring the vote of the holders of two-thirds of the outstanding Common Stock in order to call a special meeting of stockholders. This provision would prevent a stockholder with less than a two-thirds interest from calling a special meeting to consider a merger unless such stockholder had first obtained adequate support from a sufficient number of other stockholders.

     Statutory Business Combination Provision. The Company is subject to the provisions of Section 203 ("Section 203") of the DGCL. Section 203 provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person, or an affiliate or associate of such person, who is an "interested stockholder" for a period of three years from the date that such person became an interested stockholder unless: (i) the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder; (ii) the interested stockholder acquired 85% or more of the outstanding voting stock of the corporation in the same transaction that makes it an interested stockholder (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans); or
(iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66 2/3% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. Under Section 203, an "interested stockholder" is defined (with certain limited exceptions) as any person that is (i) the owner of 15% or more of the outstanding voting stock of the corporation or (ii) an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

     A corporation may, at its option, exclude itself from the coverage of
Section 203 by amending its certificate of incorporation or by-laws by action of its stockholders to exempt itself from coverage, provided that such by-law or charter amendment does not become effective until 12 months after the date it is adopted. Neither the Certificate nor the By-Laws contains any such exclusion.

Limitations on Liability and Indemnification of Directors and Officers

     Limitations on Liabilities. Consistent with the DGCL, the Certificate contains a provision eliminating or limiting liability of directors to the Company and its stockholders for monetary damages arising from acts or omissions in the director's capacity as a director. The provision does not, however, eliminate or limit the personal liability of a director (i) for any breach of such director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful dividends or unlawful stock purchases or redemptions as provided in Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. This provision offers persons who serve on the Board of Directors of the Company protection against awards of monetary damages resulting from breaches of their duty of care, except as indicated above. As a result of this provision, the ability of the Company or a stockholder thereof to successfully prosecute an action against a director for a breach of his duty of care is limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care.
The Commission has taken the position that the provision will have no effect on claims arising under the federal securities laws.

     Indemnification. The Certificate and By-Laws provide for mandatory indemnification rights to the maximum extent permitted by applicable law, subject to limited exceptions, to any director or officer of the Company who, by reason of the fact that he is a director or officer of the Company, is involved in a legal proceeding of any nature. Such indemnification rights include reimbursement for expenses incurred by such director or officer in advance of the final disposition of such proceeding in accordance with the applicable provisions of the DGCL. The Company also maintains directors' and officers' liability insurance.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Financial Statements and Exhibits

(a)     Financial Statements of Businesses to be Acquired

        To be filed by amendment.

(b)     Pro Forma Financial Information

        To be filed by amendment.

(c)     Exhibits

2.1 Stock Purchase Agreement dated August 13, 1998 among the Registrant, KCS Computer Services, Inc. and the stockholders of KCS Computer Services, Inc.

3(i)(a) Certificate of Designation for Series B Redeemable Preferred Stock of the Registrant

3(i)(b) Certificate of Correction Relating to the Series B Redeemable
        Preferred Stock of the Registrant

4.1 Preemptive Rights Agreement dated August 13, 1998 among the Registrant and certain stockholders of the Registrant.

4.2     Form of Warrant for purchasers of Series B Redeemable Preferred Stock

4.3     Promissory Note dated August 13, 1998 in the principal amount of
        $2,000,000

10.1 Registration Rights Agreement dated August 13, 1998 among the Registrant and certain stockholders of the Registrant

10.2    Promissory Note dated August 13, 1998 in the principal amount of
        $6,200,000

99      Press Release dated August 13, 1998

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              ALLIN COMMUNICATIONS CORPORATION

Date:  August 13, 1998      By:  /s/ Richard W. Talarico
                                 -----------------------------------
                                 Richard W. Talarico
                                 Chairman and Chief Executive Officer

                                 EXHIBIT INDEX

2.1 Stock Purchase Agreement dated August 13, 1998 among the Registrant, KCS Computer Services, Inc. and the stockholders of KCS Computer Services, Inc.

3(i)(a) Certificate of Designation for Series B Redeemable Preferred Stock of the Registrant

3(i)(b) Certificate of Correction Relating to the Series B Redeemable Preferred
        Stock of the Registrant

4.1 Preemptive Rights Agreement dated August 13, 1998 among the Registrant and certain stockholders of the Registrant.

4.2     Form of Warrant for purchasers of Series B Redeemable Preferred Stock

4.3     Promissory Note dated August 13, 1998 in the principal amount of
        $2,000,000

10.1 Registration Rights Agreement dated August 13, 1998 among the Registrant and certain stockholders of the Registrant

10.2    Promissory Note dated August 13, 1998 in the principal amount of
        $6,200,000

99      Press Release dated August 13, 1998